                                                                    Exhibit (11)



                               THE LTV CORPORATION
                  Calculation of Basic Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                             Three Months Ended June 30,
                                          ------------------------------------------------------------------
                                                         2000                              1999
                                          --------------------------------   -------------------------------
                                            Shares     Amount      EPS        Shares     Amount      EPS
                                          ----------- ---------  ---------   ----------  --------  ---------

Net income (loss)                                        $(272)                            $ (58)

Preferred stock dividend
     requirements                                           (2)                               -
                                                            ---                               --
                                                         $(274)                            $ (58)
                                                         ======                            ======

                                          -----------                        ----------
Weighted average shares outstanding          100,117                           100,034
                                          ===========                        ==========

BASIC EARNINGS PER SHARE                                          $ (2.74)                           $(0.58)
                                                                 =========                         =========

                                                             Six Months Ended June 30,
                                          -----------------------------------------------------------------
                                                         2000                              1999
                                          -------------------------------    ------------------------------
                                            Shares     Amount      EPS        Shares     Amount      EPS
                                          ----------- ---------  --------    ----------  --------  --------

Net income (loss)                                       $ (288)                            $ (87)

Preferred stock dividend
     requirements                                           (4)                               (1)
                                                            ---                               ---
                                                        $ (292)                            $ (88)
                                                        =======                            ======

                                          -----------                        ----------
Weighted average shares outstanding          100,117                           100,006
                                          ===========                        ==========

BASIC EARNINGS PER SHARE                                         $ (2.92)                           $(0.88)
                                                                 ========                          ========

                                                                    Exhibit (11)



                               THE LTV CORPORATION
                 Calculation of Diluted Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                                      Three Months Ended June 30,
                                                   ------------------------------------------------------------------
                                                                  2000                                   1999
                                                   -------------------------------   --------------------------------
                                                    Shares      Amount     EPS         Shares     Amount      EPS
                                                   ----------  --------- ---------   ----------- ---------  ---------
Net income (loss)                                                $ (272)                            $ (58)

Preferred stock dividend
     requirements                                                    (2)                               -
                                                                     ---                               --
                                                                 $ (274)                            $ (58)
                                                                 =======                            ======

                                                   ----------                        -----------
Weighted average shares outstanding                  100,117                            100,034
                                                   ==========                        ===========


Common Stock equivalent shares
     resulting from Stock Options
     and Restricted Stock                                 (A)        -                       (A)       -
Common Stock issuable upon
     conversion of Series A and B
     Preferred Stock                                      (A)        -                       (A)       -
                                                    ---------    -------               ---------     ------
                                                     100,117     $ (274)                100,034      $ (58)
                                                    =========    =======               =========     ======

DILUTED EARNINGS PER SHARE                                                $ (2.74)                           $ (0.58)
                                                                         =========                          =========

                                                                       Six Months Ended June 30,
                                                   -------------------------------------------------------------------
                                                                  2000                                   1999
                                                   --------------------------------   --------------------------------
                                                     Shares     Amount      EPS        Shares      Amount      EPS
                                                   ----------- ---------  ---------   ----------  --------- ----------
Net income (loss)                                                $ (288)                             $ (87)

Preferred stock dividend
     requirements                                                    (4)                                (1)
                                                                     ---                                ---
                                                                 $ (292)                             $ (88)
                                                                 =======                             ======

                                                   -----------                        ----------
Weighted average shares outstanding                   100,117                           100,006
                                                   ===========                        ==========


Common Stock equivalent shares
     resulting from Stock Options
     and Restricted Stock                                  (A)       -                       (A)        -
Common Stock issuable upon
     conversion of Series A and B
     Preferred Stock                                       (A)       -                       (A)        -
                                                    ----------   -------               ---------     ------
                                                      100,117    $ (292)                100,006      $ (88)
                                                    ==========   =======               =========     ======

DILUTED EARNINGS PER SHARE                                                 $ (2.92)                            $(0.88)
                                                                          =========                         ==========


(A) Addition of these shares would result in antidilution.